Exhibit 32

CERTIFICATION

The undersigned certifies pursuant to 18 U.S.C. § 1350, that:

(1)                                The accompanying Quarterly Report on Form 10-Q for the period ended September 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2006	By: /s/ John C. Hertig Chief Executive Officer
By: /s/ Scott P. Youngstrom Chief Financial Officer